UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 30, 2015

FORESIGHT ENERGY LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36503	80-0778894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway Suite 2600 Saint Louis, MO	63102
(Address of Principal Executive Offices)	(Zip Code)

(314) 932-6160

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously announced, on March 13, 2015, Murray Energy Corporation, an Ohio corporation (“Murray Energy”), entered into a Purchase and Sale Agreement, by and among Murray Energy, Foresight Reserves, LP, a Delaware limited partnership, and certain other parties thereto, pursuant to which Murray Energy will acquire: (1) an 80% voting interest in Foresight Energy GP LLC, a Delaware limited liability company and the general partner of Foresight Energy LP, a Delaware limited partnership (the “Partnership”), with a 77.5% interest in the incentive distribution rights, (2) approximately 50% of the limited partner interest in the Partnership, including all of the outstanding subordinated units and (3) access to certain other coal handling, transportation and transloading facilities (collectively, the “Transaction”). The closing of the Transaction is subject to the satisfaction or waiver of several conditions, including receipt of proceeds from certain financing activities of Murray Energy.

In connection with such financing activities related to the Transaction, Murray Energy today disclosed the following information related to the Partnership:

•	The Partnership will be responsible for up to $5 million of its costs, fees and expenses in connection with any financing activities related to the Transaction, and all other costs, fees and expenses (including, without limitation, the consent payment and any fees and expenses arising out of the Consent Solicitation (as defined below) incurred by the Partnership in connection with any financing activities related to the Transaction will be the responsibility of, and reimbursed by, Murray Energy or Foresight Reserves, LP.

•	Upon closing of the Transaction, Foresight Energy GP LLC will agree, in return for being managed by Murray Energy, that the Partnership will pay Murray Energy a management fee of $14.0 million per annum. The management fee is intended to reimburse Murray Energy for certain sales, general and administrative functions that they will provide to Foresight Energy GP LLC and the Partnership. These functions and expenses have historically been provided and paid for by the Partnership.

•	The Partnership will also be responsible for payments to certain employees of the Partnership, in connection with the Transaction, which is expected to be approximately $11 million.

On March 30, 2015, the Partnership issued a press release relating to a consent solicitation for the 7.875% Senior Notes due 2021 issued by its wholly-owned subsidiaries, Foresight Energy LLC and Foresight Energy Finance Corporation (the “Consent Solicitation”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01 (including Exhibit 99.1 attached hereto) is being furnished under Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K.

Safe Harbor Provisions Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the federal securities laws. These statements contain words such as “possible,” “intend,” “will,” “if” and “expect” and can be impacted by numerous factors, including risks relating to the securities markets generally, the impact of adverse market conditions affecting business of the Partnership, adverse changes in laws including with respect to tax and regulatory matters, the consummation of the Transaction and other risks. There can be no assurance that actual results will not differ from those expected by management of the Partnership. The Partnership undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which the Partnership becomes aware of, after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2015

FORESIGHT ENERGY LP

By Foresight Energy GP LLC, its general partner

/s/ Michael J. Beyer
By:	Michael J. Beyer
President & Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by Foresight Energy LP on March 30, 2015